UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 27, 2012 (January 19, 2012)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On January 23, 2012, Longhai Steel Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing the dismissal of MaloneBailey LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm and the engagement of Marcum Bernstein & Pinchuk LLP (“MBP”) as the Company’s independent registered public accounting firm. On January 27, 2012, the Company received a comment letter from the staff of the Securities and Exchange Commission (the “SEC”) on the Original Filing. This Amendment reflects changes made in response to comments we received from the staff in its comment letter.

Unless indicated otherwise, the disclosures in this Amendment continue to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Filing, and such forward-looking statements should be read in their historical context. This Amendment should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

ITEM 4.01Changes in Registrant’s Certifying Accounts.

On January 19, 2012, the Audit Committee of the Company dismissed MaloneBailey as its independent registered public accounting firm. The dismissal did not result from any dissatisfaction with the quality of professional services rendered by MaloneBailey.

MaloneBailey’s reports on our financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the fiscal years ended December 31, 2010 and December 31, 2009, and the subsequent interim period through January 19, 2012, the Company did not have any disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MaloneBailey’s satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report as described in Item 304 (a)(1)(iv) of Regulation S-K. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years and the subsequent interim period through January 19, 2012.

On January 19, 2012, the Company’s Audit Committee engaged Marcum Bernstein & Pinchuk LLP (“MBP”) as its new independent registered public accounting firm. Neither the Company, nor anyone on its behalf, consulted MBP during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of MBP regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

We furnished MaloneBailey with a copy of this disclosure on January 27, 2012, providing MaloneBailey with the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from MaloneBailey, dated January 27, 2012 is filed as Exhibit 16 to this report.

A copy of the Company’s press release dated January 20, 2012 announcing the engagement of MBP was attached to the Original Filing as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from MaloneBailey regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: January 27, 2012	/s/ Chaojun Wang
Mr. Chaojun Wang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from MaloneBailey regarding change in certifying accountant.